POWER OF ATTORNEY

	Know all by these present, that the undersigned

hereby constitutes and
appoints each of Sheldon Berkle, Jonathan I.

Lieber, Richard D. Forrest and
Kevin Brennan of Altus Pharmaceuticals

Inc. (the "Company"), and Megan Gates,
Scott Samuels, Katya Daniel and

Marianne Staniunas, of Mintz, Levin, Cohn,
Ferris, Glovsky and Popeo,

P.C., signing singly, with full power of substitution, the undersigned's true and lawful attorney-in-fact to:

(1)	execute for
and on behalf of
the undersigned, in the undersigned's
capacity as an
officer, director
and/or 10% shareholder of the Company, forms and authentication documents for EDGAR Filing Access;

(2)	do and
perform any and all acts for and
on behalf of the undersigned
which
may be necessary or desirable to
complete and execute any such forms and

authentication documents;


(3)	execute for and on behalf of the
undersigned, in the undersigned's

capacity as an officer, director
and/or 10% shareholder of the Company,
Forms 3,
4 and 5 in accordance
with Section 16(a) of the Securities
Exchange Act of 1934
and the
rules thereunder;

(4)	do and perform
any and all acts for and on
behalf of the undersigned
which may be
necessary or desirable to
complete and execute any such Form 3, 4
or 5
and timely file such form
with the United States Securities and Exchange

Commission and any
stock exchange or similar authority; and

(5)	take
any other action
of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interests of, or legally required by the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the
undersigned pursuant to this Power of Attorney shall be in such form and shall
contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.


	The undersigned
hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite,

necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with

Section 16 of the Securities Exchange Act of 1934, as amended.


	This
Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

	IN WITNESS
WHEREOF, the undersigned has caused
this Power of Attorney to
be executed
this 18th day of January, 2006.


/s/ Alan Kimura
Signature

Alan
Kimura
Print Name